26(n)(i)

Written Consent of Sutherland Asbill & Brennan LLP

April 22, 2009

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg, Florida 33716

          RE:     WRL Series Life Account
                    WRL ForLife
                     File No. 333-135005/811-4420

To The Board of Directors:

     We hereby consent to the use of our name under the caption “Legal Matters” in the Statement of Additional Information for WRL ForLife Policies contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 (File No. 333-107705/811-4420) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                                                                                                  Very truly yours,

                                                                                                                                  SUTHERLAND ASBILL & BRENNAN LLP

                                                                                                                                   By: /s/ Mary Jane Wilson-Bilik

                                                                                                                                   Mary Jane Wilson-Bilik